Strictly Confidential                     Memorandum No.

                   Private Offering Memorandum

                      TRAVEL DYNAMICS, INC.
                           $1,500,000

             Offering of 400,000 to 3,000,000 Units
       Offering of $200,000 Minimum to $1,500,000 Maximum
        Minimum Subscription:  $50,000 for 100,000 Units
 (Each Unit Consists of a Warrant for one share of Common Stock per Unit and a Commitment Fee)

Travel Dynamics, Inc., a Nevada corporation (the "Company"), is hereby offering to accredited investors ("Investors") a minimum of 400,000 Units and a maximum of 3,000,000 Units. Each Unit consists of one Warrant ("Warrant") that entitles the holder to purchase one (1) share of Common Stock, $.001 par value ("Common Stock") at an exercise price of $.50 per share of Common Stock and a Commitment Fee as described herein in exchange for the Investor issuing an Irrevocable Letter of Credit (the "Letter of Credit") as provided herein. The Company will use Letters of Credit as security for a revolving line of credit or other type of loan (the "Line of Credit") from a financial institution. This offering is hereinafter referred to as the "Offering." Minimum subscription is 100,000 Units for $50,000. The Company reserves the right to accept subscriptions from a limited number of Investors for less than 100,000 Units.

If subscriptions for at least 400,000 Units ("Minimum Offering") have not been accepted by the Company on or prior to November 30, 2000 (unless such date is extended one or more times by the Company provided that such date may not be extended beyond December 31, 2000), the Offering will terminate and all Letters of Credit will be promptly returned to the respective Investors without interest and no Investors will have the right to receive a Commitment Fee. If the Minimum Offering is timely achieved, the Offering will continue until the earlier of (i) acceptance of subscriptions for 3,000,000 Units (the "Maximum Offering") or November 30, 2000 (unless such date is extended one or more times by the Company, provided that such date may not be extended beyond December 31, 2000). Notwithstanding the foregoing, the Company may terminate the Offering at any time in its sole discretion. See "PLAN OF OFFERING." The Company will not use the Letters of Credit until or unless the Minimum Offering of Units is subscribed for before the Offering terminates, in which case, the Letters of Credit will be returned to the Investors and the subscriptions will be terminated and no Investors will have the right to receive a Commitment Fee.

The Company's amended and restated 10-KSB/A Report (Amendment No.
1) for the fiscal year ended June 30, 1999 and the Form 10-QSB for the third quarter ended March 31, 2000, are incorporated herein by reference and provide additional material information. The Company's 10-KSB for the fiscal year ended June 30, 2000 should be available on or about September 28, 2000. The Company recommends that each prospective Investor review such documents prior to investment in this Offering. These reports are electronically filed with the SEC at its office at 450 Fifth Street N.W., Washington, D.C. 20549 and may be obtained from its office or its website at www.sec.gov. The Company also will make copies available upon written request.

THESE ARE SPECULATIVE SECURITIES WHICH INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. THEY SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN ADEQUATELY ASSESS THE RISKS INVOLVED AND WHO DO NOT REQUIRE A HIGH DEGREE OF LIQUIDITY. SEE "RISK FACTORS" AND "DILUTION." TRANSFERABILITY OF THE UNITS IS RESTRICTED. SEE "TRANSFER RESTRICTIONS."

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT" OR THE "ACT"), OR THE SECURITIES LAW OF ANY STATE, AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR ANY STATE SECURITIES ADMINISTRATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY MEMORANDUM OR OFFERED SELLING LITERATURE. THE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE ANY INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

                          Warrant Exercise    Amount Available
                              Price(2)               to
                                                 Company(3)
                           --------------     ----------------
Per Unit (1)               $         .50      $         .50
Minimum Offering           $  200,000.00      $  200,000.00
(400,000 Units)
Maximum Offering           $1,500,000.00       $1,500,000.00
(3,000,000 Units)

Footnotes:
(1) Each Investor will be required to subscribe for at least one hundred thousand (100,000) Units for a price of $50,000, provided that the Company may accept a limited number of subscriptions for less than one hundred thousand Units. See "SUBSCRIPTION FOR UNITS." Offers and sales of Units will be effected on a best efforts basis by officers and directors of the Company who will not be compensated for their selling activities. They may be reimbursed for reasonable out of pocket expenses, such as postage, telephone, and mileage, incurred in connection with such selling activities. See "PLAN OF OFFERING."
(2) This represents the amount the Company would receive if the Investors exercise all of their Warrants, if any, for cash.
(3) This represents the amount that the Company may be eligible to borrow under the Line of Credit before deduction of Offering expenses and any Commitment Fees. Offering expenses connected with this Offering (including, without limitation, printing costs, attorneys' and accountants' fees, filing fees, origination fees and costs associated with the Line of Credit) are expected to total approximately $30,000 for the Minimum Offering and $142,500 for the Maximum Offering. Such Offering expenses will be paid by the Company from the Line of Credit or other funds. See "ESTIMATED USE OF PROCEEDS."

                      Travel Dynamics, Inc.
                    4150 N. Drinkwater Blvd.
                            5th Floor
                      Scottsdale, AZ 85251
                         (480) 949-9500
 The date of this Private Offering Memorandum is August 21, 2000

INVESTMENT IN THE UNITS IS AVAILABLE ONLY TO PERSONS ARE WHO ACCREDITED INVESTORS AND MEET CERTAIN CRITICAL SUITABILITY STANDARDS IN TERMS OF INVESTMENT EXPERIENCE, INCOME AND NET
WORTH.    SEE  "SUITABILITY  STANDARDS"  TO  DETERMINE   INVESTOR
QUALIFICATIONS.

   THE DELIVERY OF THIS PRIVATE OFFERING MEMORANDUM SHALL NOT
        CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN
             ANY JURISDICTION IN WHICH SUCH AN OFFER
               OR SOLICITATION IS NOT AUTHORIZED.

THE INFORMATION REPRESENTED IN THIS PRIVATE OFFERING MEMORANDUM (THE "OFFERING MEMORANDUM" OR "MEMORANDUM") CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS AND ASSUMPTIONS THAT ARE BASED ON THE JUDGMENTS AND EXPECTATIONS OF MANAGEMENT. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM SUCH INFORMATION.

NO  PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
ANY  REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER  THAN
THOSE  CONTAINED HEREIN, AND, IF MADE OR GIVEN, SUCH  INFORMATION
OR REPRESENTATIONS MUST NOT BE RELIED UPON.

A PROSPECTIVE INVESTOR SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS AS LEGAL OR TAX ADVICE. TO FULLY PROTECT AN INVESTOR'S BEST INTERESTS, AN INVESTOR SHOULD CONSULT AN ATTORNEY, ACCOUNTANT AND/OR OTHER ADVISOR AS TO THE LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT.

THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF INVESTORS INTERESTED IN THE PROPOSED OFFERING OF UNITS DESCRIBED HEREIN. ANY REPRODUCTION OR DISTRIBUTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED.

BY ACCEPTING DELIVERY OF THIS MEMORANDUM, A PROSPECTIVE INVESTOR AGREES TO RETURN IT WITH ALL ENCLOSED DOCUMENTS TO THE COMPANY, IF SUCH PROSPECTIVE INVESTOR DOES NOT UNDERTAKE TO PARTICIPATE, AND AGREES NOT TO DISCLOSE ANY CONFIDENTIAL INFORMATION CONTAINED THEREIN.

DURING  THE  COURSE OF THE TRANSACTION AND PRIOR  TO  SALE,  EACH
PROSPECTIVE INVESTOR AND HIS OR HER INVESTMENT ADVISOR(S), IF ANY, ARE INVITED TO ASK QUESTIONS OF THE COMPANY'S DIRECTORS AND OFFICERS CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, THE BUSINESS AND OPERATIONS OF THE COMPANY AND ANY OTHER MATTER DISCUSSED IN THIS MEMORANDUM, AND TO OBTAIN ADDITIONAL INFORMATION, TO THE EXTENT THE DIRECTORS AND OFFICERS POSSESS SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN. PROSPECTIVE INVESTORS OR ADVISORS MAY CONTACT THE DIRECTORS AND OFFICERS AT THE ADDRESS AND TELEPHONE NUMBER SET FORTH ON THE COVER PAGE OF THIS MEMORANDUM. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                        TABLE OF CONTENTS

                                                             Page
RISK FACTORS                                                    1
     GENERAL RISKS                                              1
     LIMITED HISTORY AND CHANGE OF COMPANY OPERATIONS           1
     EXPANSION                                                  2
     DEPENDENCE ON KEY MANAGEMENT                               2
     PROPRIETARY RIGHTS                                         2
     COMPETITION                                                3
     GOVERNMENT REGULATION                                      3
     CUSTOMER DEVELOPMENT                                       3
     INDEBTEDNESS                                               4
     FLUCTUATIONS IN OPERATING RESULTS                          4
     COMPANY FILINGS                                            4
     RECISSION OFFERING                                         5
     OTHER FACTORS                                              5
     RISKS ASSOCIATED WITH TECHNOLOGY                           6
     ACQUISITIONS AND INVESTMENTS                               7
     RESTRICTIONS ON TRANSFERABILITY; LIMITED MARKET            8
     DETERMINATION OF THE OFFERING PRICE                        9
     FORWARD LOOKING STATEMENTS                                 9
     BEST EFFORTS OFFERING                                      9
     DILUTION                                                   9
     LACK OF DIVIDENDS                                         10
ESTIMATED USE OF LINE OF CREDIT AND PROCEEDS                   10
DILUTION                                                       11
CAPITALIZATION                                                 13
DESCRIPTION OF UNITS, COMMON STOCK AND WARRANTS                14
     UNITS                                                     14
     COMMON STOCK                                              14
     WARRANTS                                                  14
     PREFERRED STOCK                                           16
LINE OF CREDIT                                                 16
LETTERS OF CREDIT                                              16
PLAN OF OFFERING                                               17
TRANSFER RESTRICTIONS                                          18
SUITABILITY STANDARDS                                          21
SUBSCRIPTION FOR UNITS                                         22
LEGAL MATTERS                                                  22
ADDITIONAL INFORMATION                                         22

                          RISK FACTORS

Unless the context may otherwise require, "we," "us," "our" and similar terms, as well as references to "Travel Dynamics" and the "Company" refer to Travel Dynamics, Inc. and its sole wholly-owned operating subsidiary, Tru Dynamics, Inc.

An investment in the Company involves certain risks, including, among others, the Company's lack of significant prior operating history and the fact that there will be restrictions on transfer or limitations on liquidity for securities issued in this Offering. In addition to other information contained in this Memorandum and the materials or information incorporated by reference herein, prospective Investors should carefully consider the following:

GENERAL RISKS

Travel Dynamics, Inc. is a Nevada corporation (the "Parent") and has a wholly-owned operating subsidiary known as Tru Dynamics, Inc., formerly known as Travel Dynamics Services, Inc., (the "Subsidiary"). The Parent previously was known as Greenway Environmental Systems, Inc. The Parent adopted its current name when it acquired the Subsidiary as its sole wholly-owned subsidiary in September 1998 through a reorganization. Prior to being acquired by the Parent, the Subsidiary originally was organized as an Arizona limited liability company in March 1998 and was reorganized as a newly-formed Nevada corporation in July 1998. The Parent's common stock currently trades on the OTC
Bulletin Board under the symbol TDNM. Therefore, because the Company's reorganization is fairly recent, the results of operations to date are unlikely to be an accurate predictor of future operations.

The Company presently believes that the Line of Credit, in conjunction with operating revenues and available financing, will provide sufficient capital to support operations and certain expansions of the Company for a period of at least 12 months. There can be no assurance that sufficient capital will be raised, that the Company will be able to repay the Line of Credit or that future product sales will meet the Company's growth expectations. Should either of these fail to occur, the Company may elect to
(i) reduce the expansion to a level consistent with a slower growth plan, or (ii) pursue financing and other alternatives. Implementation of either of the foregoing options could delay or diminish the Company's growth and adversely affect its profitability. See "Estimated Use of Proceeds."

LIMITED HISTORY AND CHANGE OF COMPANY OPERATIONS

As described above, the Company went through a reorganization in September 1998. The Company realized net operating losses following the reorganization and until its quarter ending September 30, 1999 and December 31, 1999, when it realized small profits in both quarters. The quarter ending March 31, 2000 recognized a loss. The recognition of a loss for the quarter ended March 31, 2000 is attributable to a decrease in revenue due to the fact that the Company does not hold any seminars in the third fiscal quarter. In addition, the Company incurred additional expenses relating to the promotion of its name as "Tru Dynamics" and additional development and promotional expenses for the launch of the Company's web-site and Internet products. After reorganization, the Company began further developing and expanding its business activities and focusing on services for home-based businesses. Much of the recent activities have involved expanding the Company's electronic commerce activities and broadening its services and products for home-based businesses. This has required the investment of substantial capital by the Company with only a limited period in which to realize or assess the benefits of such activities. Therefore, the results of operations to date are unlikely to be an accurate predictor of future operations.

EXPANSION

The Company intends further expansion and development to support its electronic commerce business, including the development of a call center and international expansion. A substantial portion of the funds from the Line of Credit is intended to fund such expansion. The ability of the Company to successfully expand its operations will depend on a variety of factors, including factors not within the sole control of the Company. No assurances can be given that the Company will be able to conduct its electronic commerce or expansion program successfully or that the operations of the Company will be profitable. In addition, the Company reserves the right to alter or change its proposed business plan.

DEPENDENCE ON KEY MANAGEMENT

The Company's development is dependent to a large degree upon James Piccolo, President and Chief Executive Officer, Dean Robinson, Director of Compliance, Ross Denny, Vice President of
Marketing  and  Richard Miller, Chief Financial  Officer.  It  is
impossible to predict with certainty the Company's ability to retain the services of those persons and to obtain new personnel to continue the Company's planned development. James Piccolo signed an employment agreement that will expire October 1, 2001. Dean Robinson signed an employment agreement that will expire January 1, 2002. Richard Miller signed an employment agreement that will expire May 30, 2002. The Company has entered into written agreements with other key employees. All the agreements include non-compete covenants. The loss to the Company of the services of Mr. Piccolo, Mr. Robinson, Mr. Denny and Mr. Miller or certain other key persons could have a material adverse affect on the Company.

PROPRIETARY RIGHTS

The Company has developed (i) proprietary programs used in the marketing of its travel packages as well as employed to audit and account for independent sales associates selling the Company's products and services, (ii) a tax management program for home-based businesses, and (iii) a website. The Company continues to develop and enhance new products and services that include the Tru Dynamics e-Mall containing dozens of world renowned retail stores and an innovative website development package that enables distributors and their customers to build Internet storefronts from which to promote their products and services.

The Company believes that its method of promoting, advertising and engaging independent contractors to sell the products on a mark-up basis constitutes a unique and proprietary business plan and procedure. However, such a process may be difficult to protect and it is possible that other companies may replicate substantially the plan and activities and become a competitive factor.

The Company relies on a combination of trade secrets, copyright and trademark laws, nondisclosure and other contractual arrangements and procedural measures to protect the confidential information, and proprietary rights relating to the Company's marketing plans, strategies and website content, and its other products and services. Such protections may not preclude competitors from developing similar systems, products or services competitive with the Company. The Company intends to vigorously prosecute claims against persons infringing on its rights. The Company does not believe that its system, products or services or other confidential and proprietary rights infringe upon the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims against the Company in the future. The successful assertion of rights and the defense of infringement claims could have a material adverse affect on the Company's business and financial condition.

COMPETITION

The travel business, electronic commerce and related business operations of the Company are subject to intense competition. Many of the competitors have greater sales, financial strength, production capacity, distribution systems, and marketing resources. There can be no assurance that new competitors will not enter the industry since there are fairly low barriers to entry.

Competition could take several different forms, including competitors offering new products, extending existing products, reducing prices or competing for internet sales. There may also be competition for qualified personnel and capital, which may be necessary for future products, electronic commerce markets and expansion.

GOVERNMENT REGULATION

Various aspects of the Company's industry have been subject to government regulation such as regulation by the Federal Trade
Commission (FTC), securities authorities, as well as other national and local governmental agencies. Specifically, the Company is often subject to state licensing and regulation as a direct marketing enterprise that solicits new participants. Various changes by regulatory agencies, or the tax treatment of the Company or its applications, could have significant adverse impacts on the Company and its profitability.

CUSTOMER DEVELOPMENT

Most of the Company's current and target customers are home-based businesses and individuals. Percentages of the various sources of the Company's revenues are as follows:

                   Source              As of March 31,
                                             2000
          ---------------------        ---------------
          Travel Package Sales               28%
          Seminars                           53%
          E-Commerce Sales, New              19%
          Independent Sales
          Associate Enrollment and Other

The Company's current and projected revenues may be affected by a lack of continued growth and marketability to home-based businesses. The Company's expansion into e-commerce through its web-site is too new to determine the impact on customer development and revenues. The Company does not rely on any one customer for a source of income, but rather has a large customer base from which it derives its revenues. Therefore, factors that can influence this large customer base can have a substantial effect on the Company's financial health. In addition, the Company is dependent upon the efforts of the Company's independent sales associates of which there is no assurance of continuation or success.

INDEBTEDNESS

The Company presently has some indebtedness. As of June 30, 1999, after giving pro forma effect to the issuance of certain convertible debt issued June 30, 1999, the Company would have had long-term indebtedness of approximately $731,113. The Company at any time and from time to time may incur both secured and unsecured debt in the future.

FLUCTUATIONS IN OPERATING RESULTS

The Company reported a net loss of $966,718 for the fiscal year June 30, 1999 based on audited financial statements. At the ending of the first three quarters, September 30, 1999, December 31,1999 and March 31, 2000, the Company reported unaudited net income (loss) of $14,888 and $42,459 and ($613,687) respectively. The recognition of a loss for the quarter ended March 31, 2000 is attributable to a decrease in revenue due to the fact that the Company does not hold any seminars in the third fiscal quarter. In addition, the Company incurred additional expenses relating to the promotion of its name as "Tru Dynamics" and additional development and promotional expenses for the launch of the Company's web-site and Internet products. There can be no assurance that the Company will experience profitability on a quarterly or annual basis. The Company historically has experienced, and in the future expects to continue to experience, variability in operating results. Factors expected to contribute to this variability include, among others: (i) the level of purchasers and selling prices of products; (ii) the extent of borrowings and changes in interest rates; (iii) the Company's ability to continue to market and sell its products and develop new products; (iv) delays in product production or shipments or services due to strikes, adverse weather conditions, acts of God or the availability of supplies or employees; and (v) the prevailing economic condition in the markets and industries with which the Company conducts business. These particular circumstances may or may not continue and others may develop in the future. Consequently, the Company's historical financial performance is not necessarily a meaningful indicator of future results and, in general, the Company expects its financial results to vary from period to period.

COMPANY FILINGS

The Company files information under forms 10-QSB and 10-KSB with the Securities and Exchange Commission. Such forms are filed electronically with the SEC at its office at 450 Fifth Street N.W., Washington, D.C. 20549 and may be obtained from its office or its website at www.sec.gov. At this point in time, the Company does not file any other forms or information with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

RECISSION OFFERING

The Company closed a private offering on May 31, 2000 made under a Private Offering Memorandum dated February 17, 2000 for Travel Dynamics, Inc. (the "February Offering"). The February Offering was for a minimum of 200,000 and a maximum of 1,200,000 units (each unit consisting of 1 share of common stock, $.001 par value and 1 warrant). The Private Offering Memorandum for the February Offering misstated the potential dilution at 61% per share. An error in the calculation was identified and the properly stated dilution per share should have been at 87%. When the February Offering closed, the Company had raised $735,000.

Due to the misstatement of the dilution per share in the Private Offering Memorandum for the February Offering, the Company will conduct a recission offering to the investors who purchased units under the February Offering. The proposed recission offering would allow any and all investors to elect to receive a refund for units purchased thereunder. The Company cannot predict the probability of any or the number of potential investor refunds. Any return of investor funds will be made over a 90 day period under the terms of the recission. Nevertheless, refunds under the recission offering would reduce the amount of cash available to the Company for its operations and expansion. The Company does not anticipate, but reserves the right, to apply amounts from the Line of Credit to any such refunds in the event and only to the extent the Company does not have sufficient operating revenues to cover such refunds.

OTHER FACTORS

Additional  factors  that  may  affect  future  operations,   and
therefore revenues, of the Company, include, but are not limited to, the following:

          (a) A shortage of trained personnel, especially in the field of electronic commerce;

          (b) Employee strikes, other adverse labor actions or disputes could result in a substantial decrease in revenues without corresponding decreases in costs;

          (c) Natural disasters, including floods and earthquakes, may damage the facilities of the Company, interrupt utility services to these facilities, interrupt on-line services or otherwise impair the operations of the Company and the generation of revenues from the Company's facilities, as well as the Company's ability to generate revenue from sales of travel packages or other products and services through its website or its independent sales associates, including taxes on electronic commerce or home-based businesses;

          (d) Technology, systems or telecommunications problems or the need to upgrade to the extent the Company relies on sales on the Internet; and

          (e) Unfavorable trends in the national, state or local economy or political climate, which in turn may adversely affect home-based businesses, the travel industry or electronic commerce; unfavorable changes in current federal, state and county legislation and local ordinance; increased governmental regulations or taxes, which could adversely affect the Company;
     loss of confidence by the Company's independent sales associates, which would adversely affect the level of revenue forecasted; increasing products liability, workers' compensation and other claims; competition by other entities, which desire to provide products and services provided by the Company; and unforeseen major repairs of the Company's properties or increases in insurance or other operating costs without the Company being able to obtain corresponding increases in revenues.

RISKS ASSOCIATED WITH TECHNOLOGY

The Company cannot accurately forecast revenues as a result of the Company's limited operating history and the emerging nature of the Internet-based services market. Revenues could fall short of expectations if the Company experiences delays or cancellations of services. A number of factors are likely to cause fluctuations in the Company's operating results, including, but not limited to:

     .    changes in demand and patterns of usage of the Internet;

     . ability to attract and retain independent sales associates and customers;

     . ability to upgrade, develop and maintain systems and infrastructure;

     . the amount and timing of operating costs and capital expenditures relating to expansion of the business and infrastructure;

     .    technical difficulties or system outages;

     . the announcement or introduction of new or enhanced services by competitors;

     . ability to attract and retain qualified personnel with Internet industry expertise, particularly sales and marketing personnel;

     .    the pricing policies of competitors; and

     . governmental regulation surrounding the Internet and electronic commerce.

Independent sales associates and customers have in the past experienced some interruptions in connecting to the web site. We believe that these interruptions will continue to occur from time to time. These interruptions are due to hardware failures and operating system failures. It is possible to experience occasional temporary capacity constraints due to sharply increased traffic, which may cause unanticipated system disruptions, slower response times, impaired quality and degradation in levels of customer service. If this were to continue to happen, our business and reputation could suffer dramatically. As we develop our electronic commerce business, we will depend on strategic relationships to expand our services and products and marketing efforts. Our ability to increase revenues depends upon marketing our services through new and existing strategic relationships. We must design and implement service enhancements to our electronic commerce business that meet customer requirements in a timely and efficient manner. We may not successfully determine customer requirements and we may be unable to satisfy customer demands. Furthermore, we may not be able to design and implement a service incorporating desired features in a timely and efficient manner. In addition, if any new service we launch is not favorably received by customers, independent sales associates and end-users, our reputation could be damaged. If we fail to accurately determine customer feature requirements or service enhancements or to market services containing such features or enhancements in a timely and efficient manner, our business and operating results could suffer materially.

Our online services depend on complex software, both internally developed and licensed from third parties. Complex software often contains defects, particularly when first introduced or when new versions are released. Although we conduct extensive testing, we may not discover software defects that affect our new or current services or enhancements until after they are deployed. Although we have not experienced any material software defects to date, it is possible that, despite testing by us, defects may occur in the software. These defects could cause service interruptions, which could damage our reputation or increase our service costs, cause us to lose revenue, delay market acceptance or divert our development resources, any of which could cause our business to suffer.

ACQUISITIONS AND INVESTMENTS

The Company may use a portion of the Line of Credit or proceeds from any Warrants to acquire or invest in businesses, products, services and technologies that complement or augment our current business. In February 2000, the Company executed a letter of intent with Columbus Companies of Bountiful, Utah. The letter of intent indicates the Company's intent to pursue an acquisition of the stock or assets of Columbus Companies in exchange for equity in the Company. Certain provisions of the letter of intent are binding but conditioned upon various contingencies, such as approval of counsel, completion of due diligence, approval by the parties' board of directors, execution of various employment contracts and audited financials of Columbus Companies. Under the terms of the letter of intent, the Company proposes to exchange 400,000 shares of the Company's common stock for (i) all of Columbus Companies' tangible and intangible assets, and (ii) all of Columbus Companies' liabilities, excluding certain itemized liabilities. Columbus Companies is a travel and incentive marketing business with an Internet presence. The Company, if it consummates the acquisition of Columbus Companies, plans to use the acquisition to enhance the Company's group of travel products and services offered.

Integrating any newly acquired businesses or technologies may be expensive and time-consuming. To finance any acquisitions, it may be necessary for the Company to raise additional funds through debt or equity financings, which may be on terms that are not favorable to us and, in the case of equity financings, may result in dilution to our shareholders. We may not be able to operate any acquired businesses profitably or otherwise implement our growth strategy successfully. If we are unable to integrate any newly acquired entities or technologies effectively, our results of operations could suffer.

RESTRICTIONS ON TRANSFERABILITY; LIMITED MARKET

The Units and the Warrants, which include the option to acquire shares of Common Stock, issued by the Company would be in reliance upon exemptions from the registration requirements of federal and state securities laws and would thus be subject to restrictions against transfer. Although there is a market for the Company's Common Stock on the OTC Bulletin Board, the shares of Common Stock are thinly traded, volatile and do not have much liquidity. The Units, the Warrants and the underlying Common Stock (the "Securities") have not been registered under federal or state securities laws and cannot be sold unless registered by the Company or an exemption from registration from such laws is available. The Company has made no commitment to and it is highly unlikely that the Company will, register the Securities at any time in the future and an exemption from registration may not be available at the time a Unitholder desires to transfer its Securities. Although resale may be permissible within one to two years under Rule 144 of the Securities Act and applicable state law, such time period may not "tack" to the extent consideration, such as the exercise price under the Warrants, has not been paid. Therefore, an exemption from registration may not be available at the time a Unitholder desires to transfer the Securities. Prospective Investors must represent that they will acquire the Securities for investment purposes only and not with a view to their resale or other distribution. Upon any transfer of Securities, an opinion of counsel or other evidence satisfactory to the Company that no registration is required must be provided by the transferring Unitholder. The Unitholders may not be able to liquidate their investment in the event or an emergency or should they desire to do so for any reason, and the Unit will likely not be acceptable as collateral for a loan. As a result of the foregoing restrictions upon the transferability of the Securities, a Unitholder may be required to retain the Securities for an indefinite period of time. See "Description of Units, Common Stock and Warrants," "Transfer Restrictions" and "Plan of Offering."

Please note, the Company was only able to obtain a submission for quotation on the OTC Bulletin Board as of January 1999. As a result, there is little historical record of trading in the Company's stock. Moreover, the Company must be considered as "thinly" traded such that the price appears to be very volatile, shown in the following table:


                            June 2000           July 2000
 Minimum Closing Bid
                               $.75                $ .88
 Highest Closing Asked
                              $1.47                $1.31


Each prospective Investor in this Offering should understand that the Company has very limited trading markets and no assurance can be given that the price of its Common Stock may not be at risk or adversely affected by the completion of this Offering, or that the price will be the same as currently quoted. Further, because the markets are very thinly traded, any additional Units, Common Stock or other equity rights issued by the Company may have significant and adverse impacts upon those markets.

DETERMINATION OF THE OFFERING PRICE

During the time period of July 3 to July 31, 2000, the trading range of the Company's Common Stock was approximately $1.06 to $.88 per share. The price at which a Unit is being offered was determined by the Board of Directors of the Company and is not related to any independent appraisal of the current or future value of the Company or its Common Stock. The Units being issued as a result of this Offering and underlying Securities are subject to certain transfer restrictions and will be restricted under the securities laws and subject to Rule 144 of the
Securities Act. These restrictions may adversely affect the future price of the Common Stock and Warrants. As a result, Investors who purchase Units may not be able to sell their Common Stock or Warrants for a period of at least one-year or longer and recoup their investment. See "Description of Units, Common Stock and Warrants," and "Plan of Offering."

FORWARD LOOKING STATEMENTS

This Offering Memorandum includes certain statements and estimates provided by the Company with respect to the Company's anticipated operations. References to "opportunities," "growth potential," "objectives" and "goals," and the words "anticipate," "hope," "plan," "believe," "estimate," "expect," and similar expressions used herein indicate such forward-looking statements. Such statements and estimates reflect various assumptions made by the Company about circumstances and events, many of which have not yet taken place, as well as reflecting a substantial degree of judgment by management as to the scope and presentation of such information. There can be no assurance that any of such statements or estimates of anticipated operations will prove to be correct, and no representations and warranties are made as to the accuracy of such statements or estimates. Actual results may vary and such variations may be material.

BEST EFFORTS OFFERING

The Units will be sold on a best efforts basis by the Company. As such, it is possible that the Company will not be able to sell all of the Units under the Minimum or Maximum Offering. If less than the Maximum Offering is sold, the Company will be limited to a Line of Credit equal to the amount represented under the Letters of Credit and limited to the amount of proceeds, if any, received from the exercise of the Warrants and will not be able to attain all of its objectives for the use of such amount. See "Plan of Offering" and "Estimated Use of Proceeds."

DILUTION

Assuming exercise of all of the Warrants under the Maximum Offering, purchasers of Units will experience immediate and substantial dilution in the net tangible book value of $.38 or
74% per share. There are substantial options granted to management and third party consultants which will afford such holders the right to acquire shares at prices which may be below the market price for the Company's shares or less than the price at which shares may be issued in this Offering. To the extent such options are exercised, or subsequent Common Stock is issued, such transactions may constitute additional "dilution" to existing shareholders and will, in all events, result in a diminution of control. This market overhang could also significantly reduce the prevailing market price of the Common Stock as such options are exercised. Investors electing to acquire Units in this Offering must understand that they if they will not be able to vote as shareholders unless they exercise their Warrants, in which case, they will acquire a minority position as to voting control. That is, other shareholders will continue to hold the majority of the issued and outstanding shares; and, thereby, control the Company. Further, the Company has no provision for cumulative voting or preemptive rights.

LACK OF DIVIDENDS

The  Company has paid no dividends on its Common Stock.   Payment
of dividends in the future will depend on the Company's earnings and the degree to which such earnings are needed for the working capital needs of the business.

LETTERS OF CREDIT

The Investors should be aware of the risks associated with providing the Letters of Credit. In the event the Company defaults on its Line of Credit, the Investors in all likelihood will be required to pay the Lender the amount committed under the Letters of Credit. In such case, the Investors' only recourse against the Company will be to convert the amounts paid under the Letters of Credit into the Company's Common Stock in accordance with the Warrant. In the event of a default, the Investors may have to pay cash amounts to the Lender with or without notice and which may deplete the Investor's cash and assets. In addition, the Investors will only be able to receive Common Stock from the Company that will be restricted from transfer. See "Transfer Restrictions" and "Letters of Credit."


          ESTIMATED USE OF LINE OF CREDIT AND PROCEEDS

The Company intends to utilize amounts drawn from the Line of Credit and secured by the Letters of Credit in connection with the sale of the Units for expansion of the Company's electronic commerce products and services, customer support, international expansion and for general working capital. If the Minimum Offering is sold, the amount of the Line of Credit available should be approximately $200,000 and if the Maximum Offering is sold, the amount of the Line of Credit available should be approximately $1,500,000 (before deduction of Offering expenses). If less than the Maximum Offering is sold, the Company intends to use the amounts drawn on the Line of Credit in a manner which will enable it to accomplish the greatest number of its objectives.

The following table sets forth the estimated use of the amounts available from the Line of Credit of the Offering.

                              Minimum   Offering   Maximum   Offering
                               Amount   Percent     Amount    Percent
                              --------  --------  ----------  --------
 Gross Amount of Offering     $200,000   100.0%   $1,500,000    100.00%

 Offering Expenses(1)         $ 30,000    15.0%   $  142,500      9.50%

 Amount Available Net of      $170,000    85.0%   $1,357,500     90.50%
 Offering Expenses

 Expansion of Electronic      $ 85,000    42.5%   $  400,000     26.67%
 Commerce Site (2)

 Call Center development      $      0     0.0%   $  100,000      6.67%

 International expansion      $ 85,000    42.5%   $  500,000     33.33%

 Working Capital Reserve (3)  $      0     0.0%   $  357,500     23.83%

 Total Application of         $200,000   100.0%   $1,500,000    100.00%
 Proceeds

(1) The Offering will be conducted by officers and directors of the Company who will not be compensated for their sales activities, but may be reimbursed for expenses. Sales expenses include legal fees, accounting fees, filing fees, printing costs, Letter of Credit origination fees, Commitment Fees and other fees associated with the Line of Credit and other expenses of the Offering.

(2) Provide further enhancement of the general merchandise mall, electronic commerce site to include features such as: distributor support and tracking, state of the art, real-time tracking of orders and commissions and replication of mirror malls based on central site.

(3) The working capital may be used by the Company for any corporate purpose.


The Company intends to use the proceeds from the exercise price of the Warrants, if any, for further expansion of the Company's electronic commerce products and services, customer support, international expansion and for general working capital and in all likelihood, for the payment of the amounts due on the Line of Credit. If the Minimum Offering is sold, the gross proceeds from the exercise price if all of the Warrants are exercised should be approximately $200,000 and if the Maximum Offering is sold, the gross proceeds from the exercise price if all Warrants are exercised should be approximately $1,500,000. If less than the Maximum Offering is sold, the Company intends to use the proceeds from the exercise of the Warrants in a manner which will enable it to accomplish the greatest number of its objectives.

                            DILUTION

Dilution is a term which normally describes the reduction in value per share or other security to an Investor subscribing in a public or private Offering by contrasting the purchase price being paid for those securities to the Investor's net worth per security immediately after the close of the Offering. The net adjusted tangible book value (tangible assets less total liabilities) of the Company as of March 31, 2000 was $ (352,192), or $(.07) per share. Without taking into account any changes in such tangible book value subsequent to March 31, 2000, other than to give effect to the issuance of the Maximum Offering of 3,000,000 Units at a price of $.50 per Unit (after deducting the estimated Offering expenses payable by the Company) and to the exercise of all of the Warrants thereunder, the net adjusted tangible book value at March 31, 2000, would have been $1,005,308 or $.12 per share of Common Stock. This would represent an increase in net tangible book value of $.19 per share of Common Stock to the existing shareholders and dilution of $.38 per share of Common Stock to the Investors in this Offering.

The following table illustrates such pro forma per share(1) dilution:

 Offering price per Unit                                  $  0.50
 Net adjusted tangible book value per share at March
  31, 2000                                                $ (0.07)
 Increase in net adjusted tangible book value per
 common share attributable to new Investors               $  0.19
 Tangible book value per common share after Offering      $  0.12
 Dilution in net adjusted tangible book value per
 common share to new Investors                            $  0.38
 Dilution per share as percentage of the Offering
 price                                                         76%

(1)  Assumes exercise of all Warrants under the Maximum Offering.

The following table sets forth on a pro forma basis at March 31, 2000, the differences between the existing shareholders and new Investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price paid per share.

                      Shares             Total
                   Purchased(1)     Consideration(1)       Average
                 ------------------  --------------------    Price
                  Amount    Percent    Amount    Percent   Per Share
                 ---------  -------  ----------  --------  ---------
Existing         5,245,080   63.6%   $1,300,446    46.4%      $0.25
shareholder
New Investors    3,000,000   36.4%   $1,500,000    53.6%      $0.50

   Total         8,245,080  100.0%   $2,800,446   100.0%      $0.34

(1) The number shares and the consideration amount are based on the assumption that all 3,000,000 Units are sold and that all of the Warrants are exercised.

In 1998, the Company engaged Mackenzie Shea, Inc. to provide a wide range of business consulting services for a period of two years. A portion of the compensation to Mackenzie Shea, Inc. included its receiving a 10% equity interest the Company. The Company also agreed that, until the Company has raised $5,000,000 in investment capital, Mackenzie Shea, Inc. would receive, as part of its ongoing compensation, equity securities equal to 10% of any issuance of equity securities, or securities convertible into equity securities, of the Company. As a result, Mackenzie Shea, Inc. will receive 40,000 shares of Common Stock if the Minimum Offering is sold and 300,000 shares of Common Stock if the Maximum Offering is sold if all of the Warrants are exercised. Issuance of these securities will further dilute the per share net tangible book value of the Company which is not reflected in the foregoing tables.


                         CAPITALIZATION

The Company has authorized 50,000,000 shares of Common Stock having a par value of $.001. Of these shares, as of June 30, 2000, there were approximately 5,773,078 currently issued, outstanding and subscribed for shares. A total of 1,309,807 shares, exclusive of option rights, are held by management or affiliates, constituting approximately 23% of the total issued and outstanding shares. Of the total issued and outstanding shares, 1,416,116 or approximately 25%, are free trading at the time of this Offering Memorandum and the balance of 4,356,962 shares or approximately 75% are restricted shares which may only be sold pursuant to subsequent registration or an exemption from registration for resale, such as Rule 144.

It should be understood by any prospective Investors that the significant number of restricted securities may cause the price of the stock to be more volatile as it limits the amount of capital available for current sales into the market. Moreover, it should also be noted that as shares become eligible for sales in the market under Rule 144 at a future date, it might also have an adverse effect upon the market price for the Company's shares.

The following table shows the capitalization of the Company as of March 31, 2000, on a pro forma basis adjusted to give effect to the sale of the Maximum Offering of 3,000,000 Units offered hereby at an assumed Offering price of $.50 per Unit (after deducting estimated Offering expenses payable by the Company) and assuming exercise of all of the Warrants under the Maximum
Offering:

                                                  March 31,2000
                                              Actual       As Adjusted
Debt:
   Current liabilities                      $3,283,812     $ 3,283,812

   Long-term debt                           $  731,113     $   731,113

    Total debt                              $4,014,925     $ 4,014,925

Shareholders' Equity:
Common Voting Stock, $.001 par value;       $    5,245     $     8,245
50,000,000 shares authorized, 5,245,080
shares issued and outstanding; 8,245,080
shares as adjusted
   Additional paid-in capital               $1,295,201     $ 2,649,701
   Retained earnings (deficit)              $(1,559,040)   $(1,559,040)
   Unearned compensation                    $   (10,032)   $   (10,032)

    Total  shareholders' equity             $  (268,626)   $ 1,088,874

Total capitalization                        $ 3,746,299    $5,103,799


         DESCRIPTION OF UNITS, COMMON STOCK AND WARRANTS

UNITS

Each Unit consists of (i) a Warrant to purchase one (1) share of Common Stock at an exercise price of $.50 per share and (ii) a Commitment Fee. The Warrants are described below. The Commitment Fee is equal to two percent (2%) of the amount of Units subscribed and paid for by an Investor (the "Subscription Amount"). The Commitment Fee is not due and payable unless the Letter of Credit is available for use by the Company as contemplated herein for a one (1) year period. At the end of each one (1) year period the Company will pay the Commitment Fee by check (or other form) to the name and address of the Investor on the Company's records within thirty (30) days thereafter.
Such Commitment Fee shall not accrue any interest and is only due and payable if the Investor complies with the terms of the Letter of Credit and Subscription Agreement.

COMMON STOCK

If the Investors exercise all of their Warrants, the Company will issue up to 3,000,000 shares of Common Stock. As of the date of this Memorandum, there were 5,773,078 issued and outstanding shares of Common Stock. A total of 50,000,000 shares of voting Common Stock are authorized.

The holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. The Company has not paid any dividends to date. Future dividend policy will be determined from time to time by the Board of Directors based upon conditions then existing, including but not limited to the Company's earnings and financial condition. No projection of future earnings or dividends of the Company should be inferred from any of the information contained in this Memorandum. In the event of liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share ratably the assets remaining after payment of liabilities.

Holders of the Company's voting Common Stock will be entitled to one vote per share. All outstanding shares of Common Stock upon completion of the Offering will be fully paid and non-assessable. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock to any other securities.

WARRANTS

In exchange for the completed and executed Subscription Agreement, the form of which is set forth in Exhibit "A", and Letter of Credit, the Company will issue a Warrant to each Investor similar to the form set forth in Exhibit "B". The Warrant will entitle the holder to purchase shares of Common Stock equal to two-times the amount of the Investor's Letter of Credit. The Investor may exercise its right to purchase the shares of Common Stock at an exercise price of $.50 per share during the period from the date of issuance until September 30, 2002. During the exercise period and as provided in the Warrant, the Investor may exercise its Warrant for either or a combination of the following: (a) cash paid to the Company for the exercise price; or (b) in exchange for the amounts drawn on and paid by the Investor under its Letter of Credit, if any. Upon exercising its Warrant as provided therein, an Investor will receive the number of shares of Common Stock determined at the $.50 exercise price. From time to time, as determined by the Company in good faith, the amount available under the Investor's Letter of Credit will be reduced to the extent (i) the Investor exercises its Warrant for cash paid to the Company or (ii) of amounts draw on and paid by the Investor under its Letter of Credit, if any. From time to time as determined by the Company in good faith, the Company will release the Investor's Letter of Credit as security for the Line of Credit if the Investor pays the entire Subscription Amount in either or a combination of the following ways: (i) the Investor exercises its Warrant and pays the Company the aggregate exercise price for the shares of Common Stock exercised under the Warrant or (ii) the Investor pays the Lender amounts drawn on its Letter of Credit. An Investor's right to convert under the Warrant constitute the Investor's sole recourse against the Company in the event of a default under the Line of Credit or the Lender's exercise of its right to draw on the Letters of Credit.

Holders of Warrants will not, as such, have any of the rights of shareholders of the Company. In addition, the Warrant may not be transferred or assigned without the prior consent of the Company as long as the Investor's Letter of Credit is outstanding. The terms and conditions governing the Investor's rights and obligations under the Warrant and Letter of Credit are further set forth in the Subscription Agreement.

In certain cases, the issuance of Common Stock upon exercise of the Warrants would violate the securities laws of the United States or certain states. The Company will use its best efforts to maintain current information relating to such Common Stock at all times when the market price of the Common Stock exceeds the exercise price of the Warrants until the expiration date of the Warrants and to take such other actions under the laws of various states as may be required to cause the sale of the Common Stock upon exercise of the Warrants to be lawful. The Company, in its sole discretion, may permit the holders of Warrants to exercise the Warrants in so-called "cashless exercise" in which Warrants are exercised simultaneously with the sale of the underlying Common Stock, which is not currently permitted. However, there is no assurance that the Company will permit a cashless exercise. In any event, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Company's Board of Directors, upon advice of counsel, the sale of Common Stock upon such exercise would be unlawful.

Warrants may be exercised, once the exercise period has commenced, by completing and signing the appropriate purchase form on the Warrants and mailing or delivering the Warrants to the Company prior to redemption or expiration, accompanied by payment in full of the exercise price for the Warrants being exercised, as provided in the Warrant. Common Stock certificates will be issued as soon as practicable after exercise and payment of the exercise price as described above. If a Warrant holder exercises with respect to less than all the Warrants held, new Warrants for the unexercised portion of the Warrants will be issued to the Warrant holder, as provided in the Warrant.

Because the Warrants are being offered and sold in reliance upon various exemptions from registration under federal and state securities laws, the resale or other transfer of the Warrants is restricted. Any Warrant holder desiring to transfer Warrants within two years may be required to provide an opinion of counsel satisfactory to the Company that such transfer may be made without registration, under applicable securities laws, of the Warrants being transferred. Therefore, each prospective Investor should be prepared to hold any Warrants purchased for an indefinite period. Furthermore, upon exercise of the Warrant, the Investor's resulting shares of Common Stock may be subject to a new holding period under Rule 144 of the Securities Act. See "Transfer Restrictions."

PREFERRED STOCK

The  Company is authorized to issue 5,000,000 shares of preferred stock, $.001 par value.  The privileges and restrictions of  each
series  of preferred stock are determined prior to issuance.   No
shares of preferred stock have been issued.


                         LINE OF CREDIT

Using the Letters of Credit as security, the Company plans to open a Line of Credit with Community Bank of Arizona or another financial institution (the "Lender") of the Company's choosing at any time for up to $1,500,000. This Line of Credit is anticipated to have a one (1) year term with renewal options. Interest will accrue monthly at prime rate plus one to two percent. The Company will pay origination fees upon opening the Line of Credit that may range from one-half to one point. There is no pre-payment penalty. The Line of Credit will be secured by the Letters of Credit.

If the Company defaults on the Line of Credit, the Lender may exercise its rights to recover from the Investors under the terms of the Letters of Credit. In the event of any such default, the Investors' sole recourse against the Company shall be to exercise their options to convert the amount of the Letter of Credit into Common Stock in accordance with the terms of the Warrant.

The Company reserves the right to amend, modify or cancel the Line of Credit or replace the Lender at any time without notice to the Investors.


                        LETTERS OF CREDIT

The Letters of Credit must be irrevocable and effective for an approximate two-year period during the term of the Line of Credit. Exhibit "C" sets forth the terms provided by the Company's Lender that should be contained in the Letter of Credit supplied by the Investor's bank or financial institution and the instructions for providing the Letter of Credit. The Letters of Credit will serve as security for the Line of Credit. The Company reserves the right to reject any Letters of Credit that are not acceptable to the Company or the Lender.

During the exercise period and as provided in the Warrant, the Investor may exercise its Warrant either (a) for cash paid to the Company, or (b) in exchange for the amounts drawn on and paid by the Investor under the Letter of Credit, if any. From time to time as determined by the Company in good faith, the amount available under the Investor's Letter of Credit will be reduced to the extent (i) the Investor exercises its Warrant for cash paid to the Company or (ii) of amounts draw on and paid by the Investor under its Letter of Credit, if any. From time to time as determined by the Company in good faith, the Company will release the Investor's Letter of Credit as security for the Line of Credit if the Investor pays the entire Subscription Amount in either or a combination of the following ways: (i) the Investor exercises its Warrant and pays the Company the aggregate exercise price for the shares of Common Stock exercised under the Warrant or (ii) the Investor pays the Lender amounts drawn on its Letter of Credit. An Investor's right to convert under the Warrant constitute the Investor's sole recourse against the Company in the event of a default under the Line of Credit or the Lender's exercise of its right to draw on or demand payment under the Letters of Credit. See "WARRANTS" below. The terms and conditions governing the Investor's rights and obligations under the Warrant and Letter of Credit are further set forth in the Subscription Agreement.

IN THE EVENT THE LENDER DRAWS ON OR DEMANDS PAYMENT UNDER THE LETTERS OF CREDIT, THE INVESTORS' SOLE RECOURSE AGAINST THE COMPANY SHALL BE THE RIGHT TO CONVERT THE AMOUNTS DRAWN AND PAID INTO THE COMPANY'S COMMON STOCK PURSUANT TO THE TERMS OF THE WARRANT. THE INVESTORS WAIVE ANY AND ALL LIABILITY AGAINST THE COMPANY RESULTING FROM ANY DRAFTS DRAWN ON THE LETTERS OF CREDIT OR PAYMENTS MADE OR EXPENSES INCURRED BY THE INVESTORS IN CONNECTION WITH LETTERS OF CREDIT.


                        PLAN OF OFFERING

A maximum of 3,000,000 Units (the "Maximum Offering") are being offered hereby. The Offering period terminates on November 30, 2000 unless extended by the Company, in one or more extensions, to a date not later than December 31, 2000 or terminates when the Maximum Offering has been sold. The Offering may, however, be terminated by the Company in its sole discretion at any time. Notwithstanding the Maximum Offering termination date, the
Offering will also terminate if at least 400,000 Units (the "Minimum Offering") have not been subscribed for and issued by November 30, 2000, unless extended by the Company, in one or more extensions, to a date not later than December 31, 2000. Units are being offered to a limited number of persons, whom the officers and directors of the Company reasonably believe would be suitable Investors in the Company.

Units are being offered at a price of $.50 per Unit. A minimum investment of 100,000 Units ($50,000) is required, though the Company reserves the right to accept a limited number of subscriptions for less than the minimum investment. Until the minimum number of Units have been subscribed for, all Subscription Agreements and Letters of Credit will be held by the Company and will not be released to the Company until at least 400,000 Units have been purchased. Thereafter, Letters of Credit from any additional subscriptions will be available to the Company as soon as the subscription has been accepted by the Company.

No allocation will be made among subscribers in the event subscriptions exceed the number of Units available in this Offering. In such event, Units will be sold on a first come-first served basis and all excess subscriptions and Letters of Credit will be returned to their subscribers. If less than 400,000 Units have been subscribed for by close of business on November 30, 2000, unless such date is extended as described above, the Offering will be withdrawn and all Letters of Credit will be returned without interest.

The Offering is not being underwritten and Units will be offered only by officers and directors of the Company. No compensation, commissions or discounts will be paid or allowed to any persons in connection with this Offering. Expenses of distribution of the Units may be paid by the Company out of the amounts available under the Line of Credit or other funds.

At the time of subscription, each Investor will be required to execute a Subscription Agreement, the form of which is attached to this Memorandum as Exhibit "A", which contains certain restrictions on transfer of the Units and other Securities. Prospective Investors should carefully read the Subscription Agreement before subscribing to purchase any Units.

Since the Units are being offered on a best efforts basis by the Company, no assurance can be given that all or any part of the Units will be sold.

Currently, there is a limited trading market for the Company's Common Stock on the OTC Bulletin Board system. The Offering price per Unit is determined in advance by the Board of Directors of the Company. There is no assurance that the price per Unit reflects the actual value the Warrant or that an Investor will realize that amount in the future.

Individuals purchasing, hereunder, understand and agree that they will have a substantial holding period to evidence investment intent before their Units or other Securities may be resold. Under currently prevailing federal regulations and substantially similar regulations in most state jurisdictions and absent certain circumstances, the securities acquired in this private placement in general must be held for a period of one (1) year from the purchase, or in the case of Common Stock underlying Warrants, from the exercise of the Warrants and payment of any exercise price, before any Common Stock can be resold. After such one (1) year period the Securities may be generally subject to resale provided (i) that there is current public information about the Company, (ii) that certain volume limitations upon the number of Securities that can be sold in each three (3) month period are observed, (iii) that the selling Unitholder obtains an opinion of counsel acceptable to the Company as to the holding period and the tradability of the Securities, (iv) and that the selling Unitholder file a required Form 144 with the SEC and (v) the Unitholder complies with any other requirements.


                      TRANSFER RESTRICTIONS

The Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Units and underlying Securities being offered hereby are subject to certain restrictions on transfer, as further set forth in the Subscription Agreement.

Each purchaser of a Unit (a "Unitholder") agrees to indemnify the Company against any liability that may result from the transfer, exchange or assignment of such holder's Unit and underlying Securities in violation of any provision of applicable United States federal or state securities law.

Each Unitholder, by its acceptance of Units, will be deemed to have acknowledged, represented, certified to and agreed with the Company as follows:

          (1) The Unitholder understands and acknowledges that (a) the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and (b) the Units and underlying Securities have not been registered under the Securities Act or any other applicable securities law, may not be offered, resold, pledged or otherwise transferred except in compliance with the registration requirements of the Securities Act, or any other applicable securities law, pursuant to an exemption therefrom, or in a transaction not subject thereto. The Unitholder will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in the legend described below.

          (2) The Unitholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act ("Accredited Investor"). Such Accredited Investor invests in or purchases securities similar to the Units and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of purchasing the Units. Such Accredited Investor is aware that he or she may be required to bear the economic risk of an investment in the Units for an indefinite period of time and is able to bear such risk for an indefinite period. Each Unitholder that is an Accredited Investor must execute and deliver the Subscription Agreement for the benefit of the Company, substantially in the form included as Exhibit "A" to this Offering Memorandum.

          (3) The Unitholder acknowledges that neither the Company nor any person representing the Company has made any representation to it with respect to the Company or the Offering or sale of any Unit other than the information contained in this Offering Memorandum, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Company and the Units as it has deemed necessary in connection with its decision to purchase the Units including an opportunity to ask questions of and request information from the Company.

          (4) The Unitholder is purchasing the Units for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Unitholder agrees on its own behalf and on behalf of any investor account for which it is purchasing the Units and each subsequent holder of the Units and underlying Securities by its acceptance thereof will agree, to sell, pledge or otherwise transfer such Units and underlying Securities only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, or (c) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each in accordance applicable state securities laws. Each Unitholder acknowledges that the Company reserves the right prior to any sale, pledge or other transfer pursuant to clause, (c) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company.

          (5) Each Unitholder acknowledges that the Units and certificates representing the shares of Common Stock and Warrants will contain a legend substantially to the following effect:

               "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

               THE  HOLDER  OF  THE SECURITIES  EVIDENCED  HEREBY
          AGREES FOR THE BENEFIT OF THE COMPANY THAT THE SECURITIES EVIDENCED HEREBY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH IN ACCORDANCE APPLICABLE STATE SECURITIES LAWS. EACH PURCHASER ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT PRIOR TO ANY SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (III) TO REQUIRE: (A) AN OPINION LETTER OF COUNSEL AND SUCH CERTIFICATIONS AND DOCUMENTS TO THE COMPANY'S SATISFACTION, AND (B) THE HOLDER AND EACH SUBSEQUENT HOLDER TO NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THESE RESALE RESTRICTIONS.

          (6)  The Unitholder acknowledges that the Company and others will
     rely   upon   the  truth  and  accuracy  of  the   foregoing
     acknowledgments, representations, certifications and agreements and agrees that, if any of the acknowledgments, representations or warranties deemed to have been made by its purchase of Units are no longer accurate, it shall promptly notify the Company. If the Unitholder is acquiring any Units as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations, certifications and agreements on behalf of each such account.


                      SUITABILITY STANDARDS

The Offering is being made in reliance upon an exemption from federal securities registration requirements contained in the Securities Act, and regulations promulgated thereunder as well as in reliance upon "private offering" exemptions under applicable state securities laws. In this regard, subscriptions will not be accepted from partnerships, corporations, trusts or other entities unless they can satisfy the Company that they were not organized or reorganized for the specific purpose of acquiring Units. Furthermore, suitability standards may vary from state to state.

Each prospective Investor should realize that (i) the Units offered hereby and underlying Securities are subject to certain restrictions concerning their transfer; and (ii) there can be no assurance that a public market will exist when the shares of Common Stock or Warrants become unrestricted under the applicable securities laws. See "RISK FACTORS" and "DESCRIPTION OF UNITS, COMMON STOCK AND WARRANTS." A minimum investment of 100,000 Units ($50,000) must be made by each Investor. In addition, because of various risk factors and the relative lack of liquidity of securities of this type, as compared with other investments in securities, each Investor must be of sufficient financial means to assume the risks inherent in the purchase of Units. Each Investor must evaluate whether this is a suitable investment based upon such person's investment objectives, financial situation and needs.

Generally, under the requirements of the exemptions under which the Offering is made, sales may be made to not more than 35 purchasers who are non-Accredited Investors. There is no limitation on the number of Accredited Investors who purchase Units. In some states, however, the number of Investors is limited without regard to their status as accredited or non-accredited.

An   Accredited  Investor  is  deemed  to  meet  the  suitability requirements of this Offering both in terms of the ability to understand the risks and merits of the investment and in terms of the ability to bear the economic risk of the investment. An Accredited Investor is defined specifically as an Investor who meets the qualifications of any one of the following categories:

          (a) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000.

          (b) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year.

          (c) Any natural person who had a joint income with that person's spouse in excess of $300,000 for each of the past two years and who reasonably expects joint income in excess of $300,000 in the current year.

          (d)  Any director or executive officer of the Company.

          (e) An entity in which all of the owners are Accredited Investors under (a) though (d) above.

          (f) A self-directed employee benefit plan where investment decisions are solely within the control of an Accredited
     Investor.

In addition to the above, there are several categories of employee benefit plans and institutional Accredited Investors. These entities are described in the Subscription Agreement, the form of which is set forth in Exhibit "A" to this Memorandum.


                     SUBSCRIPTION FOR UNITS

This Offering is made solely to persons whom the directors and officers of the Company reasonably believe to be suitable Investors. Each person desiring to purchase Units in the Company must complete and execute the Subscription Agreement received with this Memorandum. A completed and executed Subscription Agreement must be submitted to the Company together with a signed Letter of Credit in the amount of $.50 for each Unit purchased. The minimum subscription is 100,000 Units or $50,000, provided that the Company reserves the right to accept a limited number of subscriptions from suitable Investors for less than the minimum investment.

Subscriptions shall be irrevocable during the period of the Offering. The Company reserves the right, however, to reject any subscription on the basis of the nonsuitability of the Investor, failure to comply with required subscription procedures or for any other reason its deems appropriate. If a subscription is rejected for any reason, the funds submitted with such subscription will be returned promptly to the subscriber without interest.

The Company will not directly or indirectly pay or award any compensation to a third party engaged as an investment advisor by a prospective Investor as inducement to advise favorably toward the Company.


                          LEGAL MATTERS

The  validity of the Units offered hereby will be passed upon for the Company by the firm of Jennings, Strouss & Salmon, P.L.C.,  2
North Central Avenue, Suite 1600, Phoenix, Arizona  85004-2393.


                     ADDITIONAL INFORMATION

The Company will answer all inquiries from prospective Investors (and their representatives) and will make available to them, at a reasonable time after prior notice, any additional information that is in the possession of the Company or can be acquired without unreasonable effort or expense, so long as the inquiry or requested information is related to the Units, this Offering, or any information set forth in this Memorandum. Documents not included in this Memorandum, copies of which are available upon written request to the Company, include the following:

         a.   Articles of Incorporation of the Company;

         b.   Bylaws of the Company;

         c. Amended and restated 10-KSB/A Report (Amendment No. 1) for the year ended June 30, 1999;

         d. Forms 10-QSB for periods ending September 30, 1999, December 31, 1999 and March 31, 2000; and

         e.   Line of Credit documents.

The  Company  may  charge  up to $.20  per  page  for  copies  of
documents   provided   to   prospective   Investors   or    their
representatives.

                         EXHIBIT "C"

       INSTRUCTIONS FOR IRREVOCABLE LETTERS OF CREDIT
    SECURING TRAVEL DYNAMICS, INC.'S LINE OF CREDIT WITH
                  COMMUNITY BANK OF ARIZONA

Each participant in Travel Dynamic, Inc.'s financing plan deals directly with his/her own bank who will issue an Irrevocable Letter of Credit to Community Bank of Arizona.
Below are the instructions from Community Bank to the potential investor's bank with respect to those Letters of Credit. Questions regarding these instructions may be directed to Mr. Leonard. J. LaBrie, Senior VP at Community
Bank at (480)837-2786.

     1)   The letters of credit must be addressed to:

          Community Bank of Arizona
          13404 N. LaMontana Dr.
          Fountain Hills, Arizona 85269

     2) The Irrevocable Letters of Credit will be in favor of Community Bank of Arizona for the account of Travel
Dynamics, Inc.

     3)   The Letter of Credit will expire on September 1,
2001, with an automatic extension for one additional year, except as noted below in 4(a).

     4) Specific verbage that the potential Investor's bank should include on the Letter of Credit is:

       a) This Letter of Credit shall be automatically extended without amendment until September 1, 2002, unless we have notified you in writing, not less than sixty (60) days before such expiration date, that we elect not to renew this Letter of Credit. Our notice of such election shall be sent certified mail, return receipt requested, to the above address.
b) Any draft(s) drawn by you under this Letter of Credit shall be accompanied by a letter executed by an authorized bank official of Community Bank of Arizona stating that "Travel Dynamics, Inc. is in default of the terms and conditions of the credit facility or facilities established by Community Bank of Arizona".
c) We hereby agree with you that all draft(s) drawn under and in compliance with the terms of this Letter of Credit will be fully honored upon presentation, as specified herein, without additional endorsement. We further agree that Letter of Credit proceeds shall be paid without deduction, set-off or counter claim, and any banking charge(s) is for the account of the applicant and will not be deducted from the proceeds.